Clorox Reports Q3 Fiscal Year 2026 Results, Updates Outlook
OAKLAND, Calif., April 30, 2026 — The Clorox Company (NYSE: CLX) today reported results for the third quarter of fiscal year 2026, which ended March 31, 2026.
Third-Quarter Fiscal Year 2026 Summary
Following is a summary of key results for the third quarter. All comparisons are with the third quarter of fiscal year 2025 unless otherwise stated.
•Net sales of $1.67 billion were flat versus the year-ago quarter. Organic sales1 decreased 1%.
•Gross margin decreased 140 basis points to 43.2% from 44.6% in the year-ago quarter, primarily driven by higher manufacturing and logistics costs and unfavorable mix, partially offset by cost savings.
•Diluted net earnings per share (diluted EPS) increased 3% to $1.54 from $1.50 in the year-ago quarter. This includes lapping cyberattack insurance recoveries in the prior period, lower costs related to the company's investment in its digital capabilities and productivity enhancements in the current period, partially offset by costs associated with the acquisition of GOJO Industries (GOJO).
•Adjusted EPS1 increased 13% to $1.64 from $1.45 in the year-ago quarter, primarily driven by cost savings, lower advertising investments and lower selling and administrative expenses, partially offset by higher manufacturing and logistics costs and unfavorable mix.
•Year-to-date net cash provided by operations was $282 million compared to $687 million in the year-ago period, representing a 59% decrease, primarily due to the Glad joint venture agreement termination payment.

“Our third-quarter results were mixed, with continued momentum in some parts of our portfolio and slower-than-anticipated market share recovery in others,” said Chair and CEO Linda Rendle. “Looking ahead, we recognize there is more work to do in what continues to be a challenging consumer and cost environment. We're focused on improving execution to accelerate market share progress in challenging areas while continuing to invest behind areas of strength. We’re excited about the opportunities ahead as we expand our innovation pipeline and integrate Purell into our portfolio, reinforcing our confidence in our ability to deliver more consistent, profitable growth over time.”
This press release includes certain non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more details.
1Organic sales growth / (decrease) and adjusted EPS are non-GAAP measures. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Strategic and Operational Highlights
The following are recent strategic and operational highlights:
•Completed its acquisition of GOJO Industries on April 1, expanding the company’s product portfolio to include the Purell® brand and GOJO's health and hygiene solutions.
•Continued to invest in value superiority through innovation across its portfolio, including Hidden Valley Ranch with Avocado Oil, YumYum Ranch and Parmesan Ranch Seasoning, Kingsford Craftsmoke Pellets, the expansion of Burt’s Bees Lip Treats platform and a new skincare line, enhanced packaging and formulation options for Fresh Step, as well as expanded scent offerings across Clorox, Glad, and Pine-Sol. Clorox PURE continued to gain traction following its launch with velocities exceeding expectations.
•Clorox and Burt’s Bees were recognized among the Most Trusted Brands of 2026 by USA TODAY, while Burt's Bees, Glad and Hidden Valley Ranch innovations were named the Best New Products in 2026 by Newsweek. The company was recognized among Barron's Most Sustainable Companies in the U.S. for the fourth consecutive year and named among America’s Most Iconic Companies by Time Magazine.
Key Segment Results
The following is a summary of key third-quarter results by reportable segment. All comparisons are with the third quarter of fiscal year 2025 unless otherwise stated.
Health and Wellness (Cleaning; Professional Products)
•Net sales were essentially flat, driven by 1 point of higher volume, net of incremental shipments ahead of consumption in the prior quarter, partially offset by unfavorable price mix.
•Segment adjusted EBIT2 decreased 7%, primarily due to higher manufacturing and logistics costs, partially offset by cost savings.
Household (Bags and Wraps; Cat Litter; Grilling)
•Net sales increased 3%, driven by 3 points of higher volume, primarily due to shipment ahead of consumption in Cat Litter and Grilling.

•Segment adjusted EBIT increased 21%, primarily due to cost savings.
Lifestyle (Food; Water Filtration; Natural Personal Care)
•Net sales decreased 9%, driven by 6 points of lower volume primarily due to lower consumption and retail inventory adjustments.

•Segment adjusted EBIT was essentially flat, as the impact of lower net sales was offset by lower advertising investments and lower selling and administrative expenses.
International (Sales Outside the U.S.)
•Net sales increased 8%, primarily driven by favorable foreign exchange rates and higher volume. Organic sales grew 2%.
•Segment adjusted EBIT increased 16%, primarily due to higher net sales and cost savings, partially offset by higher manufacturing and logistics costs.

2 Adjusted EBIT is a non-GAAP measure. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Fiscal Year 2026 Outlook
The company is updating its full-year outlook for net sales, gross margin and adjusted EPS for the latest performance and trajectory as well as the impact from the company’s acquisition of GOJO Industries, which closed on April 1, 2026.
The following are three key drivers of the company’s fiscal year 2026 outlook; one is transitory and the others are inorganic:
•The most significant driver of the company’s fiscal year 2026 outlook is a transitory one. The company shipped about two weeks of inventory ahead of consumption at the end of the fourth-quarter of fiscal year 2025 as retailers built inventory in advance of its ERP transition. The company expected retailers to draw down on these inventories in the first quarter of this fiscal year, resulting in year-over-year shipments decline. From a year-over-year sales growth perspective, the reduction in sales from this inventory draw down translates to about 7.5 points of decline in fiscal year 2026 as compared to the higher base in fiscal year 2025. Inventory draw down is expected to reduce fiscal year 2026 earnings per share by about 90 cents. In comparison to the higher base in fiscal year 2025, this results in a year-over-year reduction of about 30% to fiscal year 2026 diluted earnings per share and about 23% to fiscal year 2026 adjusted earnings per share.
•The GOJO acquisition is expected to have 3 points of positive impact to net sales and 2 to 4 cents dilution to adjusted earnings per share, which reflects one quarter of profit contribution as well as the interest expense associated with the transaction. As previously mentioned, GOJO is EBITDA margin neutral to Clorox. However, it has a different gross margin and operating expense profile compared to Clorox’ existing business. These differences have been captured in the latest outlook.
•The company expects less than 1 point of negative impact on net sales from the divestiture of VMS business, offset by less than 1 point of positive impact from favorable foreign exchange.
The company is updating the following elements of its fiscal year 2026 outlook:
•The company now expects net sales to be down about 6%, including slightly less than 3 points of positive impact from the acquisition of GOJO. It also expects less than 1 point of negative impact from the divestiture of its VMS business, offset by less than 1 point of positive impact from favorable foreign exchange. This compares to its prior sales decline expectation at the low end of 6% to 10% range. Organic sales are now expected to decrease about 9%, versus its prior expectation at the low end of 5% to 9% decline.  Organic sales growth expectation continues to include a negative impact of about 7.5 points related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior year.

•Gross margin is now expected to be down 250 to 300 basis points. This compares to the company's prior expectation at the low end of 50 to 100 basis points decline range. Impact from the GOJO acquisition is expected to be about 60 basis points of headwinds, of which about 50 basis points is transaction-related costs mainly associated with inventory step up. The reversal of the impact from incremental shipments associated with ERP transition in the prior fiscal year is expected to result in about 100 basis points of headwinds. Gross margin expectation also includes headwinds associated with higher energy costs from the Middle East conflict.

•Selling and administrative expenses are still expected to be about 16% of net sales. It continues to include about 90 basis points of impact from the company's strategic investments in digital capabilities and productivity enhancements.

•Advertising and sales promotion spending is still expected to be 11% of net sales.

•The company's effective tax rate is still expected to be about 24%.

•Fiscal year diluted EPS is now expected to be between $4.78  and $4.98, a year-over-year decrease of 24% to 27%. This outlook range now includes about 30 cents of impact from transaction-related costs associated with the GOJO acquisition and about 37 cents of long-term strategic investments in digital capabilities and productivity enhancements. This compares to its prior expectation at the low end of $5.60 and $5.95 range. This diluted EPS range continues to include the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.

•Adjusted EPS is now expected to be between $5.45 and $5.65, or a decrease between 27% and 29%, respectively. This includes about 2 to 4 cents of dilution from GOJO acquisition, which reflects sales and earnings contribution for one quarter, as well as the higher interest expense associated with the debt financing for the deal. This compares to its prior expectation at the low end of $5.95 and $6.30 range. This outlook also continues to include the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.

Net sales (percentage change versus the year ago period)
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact
Net sales growth / (decrease) (GAAP)	0%	(6)%
Add: Foreign Exchange	—	—
Add/(Subtract): Divestitures/acquisitions	5	(3)
Organic sales growth / (decrease) (non-GAAP)	5%	(9)%

Note: Approximate impact from incremental shipments related to ERP transition	3.5%	(7.5)%

Diluted earnings per share
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact	Low	High
As estimated (GAAP)	$6.52	$4.78	$4.98
Loss on divestiture	0.94	—	—
Acquisition and integration costs	—	0.30	0.30
Cyberattack costs, net of insurance recoveries	(0.42)	—	—
Digital capabilities and productivity enhancements investment	0.68	0.37	0.37
As adjusted (non-GAAP)	$7.72	$5.45	$5.65

Note: Approximate impact from incremental shipments related to ERP transition	$0.90	$(0.90)	$(0.90)
Clorox Earnings Conference Call Schedule
At approximately 4:15 p.m. ET today, Clorox will post prepared management remarks regarding its third quarter fiscal year 2026 results.
At 5 p.m. ET today, the company will host a live Q&A audio webcast with Chair and CEO Linda Rendle and Chief Financial Officer Luc Bellet to discuss the results.
Links to the live (and archived) webcast, press release and prepared remarks can be found at Clorox Quarterly Results.

For More Detailed Financial Information
Visit the company’s Quarterly Results for the following:
•Supplemental unaudited volume and sales growth information
•Supplemental unaudited gross margin drivers information
•Supplemental unaudited cash flow information and adjusted free cash flow reconciliation
•Supplemental unaudited reconciliation of earnings before interest and taxes (EBIT) and adjusted EBIT
•Supplemental unaudited reconciliation of adjusted earnings per share (EPS)
Note: Percentage and basis-point, or point, changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate.
About The Clorox Company
The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Headquartered in Oakland, California since 1913, Clorox integrates sustainability into how it does business. Driven by consumer-centric innovation, the company is committed to delivering clearly superior experiences through its trusted brands including Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr®, Pine-Sol® and Purell® as well as international brands such as Chux®, Clorinda® and Poett®. Visit thecloroxcompany.com to learn more.
Clorox Media Contact:
corporate.communications@clorox.com
Clorox Investor Relations Contact:
investorrelations@clorox.com
CLX-F

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, regarding the acquisition of GOJO, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the GOJO acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: the risks arising from the integration of the GOJO business; the uncertainty of rating agency actions; the risk that the anticipated benefits and synergies of the acquisition may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the acquisition, including the costs of financing; the risk of litigation related to the acquisition, including resulting expense; the risks related to disruption to ongoing business operations of the company and GOJO and diversion of time of management of the company and GOJO as a result of the acquisition; the risk that the acquisition may have an adverse effect on the ability of the company and GOJO to retain key personnel, customers and suppliers; the risk that the credit ratings of the company decline following the acquisition; the risk that the consummation of the acquisition has a negative effect on the market price of the common stock of the company or on the company’s or GOJO’s operating results; unfavorable general economic and geopolitical conditions beyond the company’s control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including active armed conflicts and military hostilities in the Middle East, such as the ongoing conflict involving Iran, and rising tensions in various parts of the world, as well as macroeconomic and geopolitical volatility and uncertainty resulting from a number of these and other factors, such as actual and potential shifts in U.S. and foreign trade policies, escalating trade tensions between the U.S. and its trading partners, especially China, the potential expansion of sanctions regimes, and disruptions to global markets or transportation routes, particularly due to the imposition of U.S. and retaliatory tariffs; the impact of market and category declines, and the company’s product and geographic mix on its ability to meet sales growth targets; the company’s ability to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the ERP transition and the related timing and volume of shipment movement related to the ERP transition; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; intense competition in the company’s markets; volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services; risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers; risks related to the company’s use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, business, service or operational disruptions, or that impact the company’s financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions; lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation; the company’s ability to maintain its business reputation and the reputation of its brands and products; dependence on key customers and risks related to customer consolidation and ordering patterns; the company’s ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages; changes to the company’s processes and procedures as a result of its digital capabilities and productivity enhancements that may result in changes to the company’s internal controls over financial reporting; risks related to the company’s continued operation of the Glad business; risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including active armed conflicts and military hostilities in the Middle East, such as the ongoing conflict involving Iran, and/or Ukraine and rising tensions in various parts of the world, such as between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action or inaction, including the impacts of any prolonged U.S. government shutdown; the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill, and integration costs and potential contingent liabilities related to those transactions; the accuracy of the company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; risks related to the company's reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the company’s ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company’s indebtedness and credit rating on its business operations and financial results and the company’s ability to access capital markets and other funding sources, as well as the cost of capital to the company; the company’s ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.
Non-GAAP Financial Information
•This press release contains non-GAAP financial information related to organic sales growth / (decrease), adjusted EPS and segment adjusted EBIT for the third quarter of fiscal year 2026, as well as organic sales growth/(decrease) and adjusted EPS outlook for fiscal year 2026. The reasons management believes these measures are useful to investors are described below. Certain non-GAAP financial measures may be considered in determining incentive compensation.
•Clorox defines organic sales growth / (decrease) as GAAP net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.
•Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company's estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
•Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EBIT represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs, net of insurance recoveries, related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items impacting comparability during the period). The company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT excluding these items is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes do not directly reflect the performance of each segment's underlying operations. However, adjusted EBIT may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•The reconciliation tables below refer to the equivalent GAAP measures adjusted as applicable for the following items:
Acquisition and Integration Costs
On April 1, 2026, the Company completed the previously announced acquisition of GOJO Industries. As a result of this transaction, various acquisition and integration-related costs were and will be incurred related to the acquisition and efforts to integrate the recently acquired business to the Company’s systems and processes. These costs include direct acquisition transaction costs and legal-entity, operational, manufacturing, and information technology integration costs. In future periods, additional costs are expected to be incurred including further integration costs, employee-related expenses, and inventory step-up charges representing expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through the acquisition.
Due to the nature, scope and magnitude of these costs and recoveries, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period over period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.
Digital Capabilities and Productivity Enhancements Investment

As announced in August 2021, the company invested in transformative technologies and processes over a five-year period beginning in fiscal year 2022 and completed during the third quarter of fiscal year 2026. The investment included replacement of the company's ERP system and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. The total incremental transformational investment was approximately $580 million. It is expected that these implementations will generate efficiencies and transform the company's operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.
Of the total investment, approximately 75% represented incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported EPS for purposes of disclosing adjusted EPS. About 70% of these operating costs were related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.
Due to the nature, scope and magnitude of this investment, these costs were considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, ceased at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company's underlying operating performance, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

The following table provides reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease), the most comparable GAAP measure:

	Three months ended March 31, 2026
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	—%	3%	(9)%	8%	—%
Add: Foreign exchange	—	—	—	(6)	(1)
Organic sales growth / (decrease) (non-GAAP)	—%	3%	(9)%	2%	(1)%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

The following tables provide reconciliations of adjusted diluted earnings per share (non-GAAP) to diluted earnings per share, the most comparable GAAP measure:

Adjusted Diluted Earnings Per Share (EPS)
(Dollars in millions except per share data)

	Diluted earnings per share
	Three months ended
	3/31/2026	3/31/2025	% Change
As reported (GAAP)	$1.54	$1.50	3%
Acquisition and integration costs (1)	0.04	—
Cyberattack costs, net of insurance recoveries (2)	—	(0.21)
Digital capabilities and productivity enhancements investment (3)	0.06	0.16
As adjusted (non-GAAP)	$1.64	$1.45	13%

(1)During the three months ended March 31, 2026, the company incurred approximately $7 ($5 after tax) of costs related to the GOJO Industries acquisition.
(2)During the three months ended March 31, 2025, the company recognized approximately $35 ($26 after tax) of insurance recoveries related to the cyberattack.

(3)During the three months ended March 31, 2026, the company incurred approximately $10 ($7 after tax), and during the three months ended March 31, 2025, the company incurred approximately $26 ($20 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Three months ended
	3/31/2026	3/31/2025
External consulting fees (a)	$7	$19
IT project personnel costs (b)	1	1
Other (c)	2	6
Total	$10	$26

(a)Comprised of third-party consulting fees incurred to assist in the project management and end-to-end systems integration of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company's normal IT costs and will not be incurred following implementation.

(b)Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.

(c)Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

	Full year 2026 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$4.78	$4.98
Acquisition and integration costs (4)	0.30	0.30
Digital capabilities and productivity enhancements investment (5)	0.37	0.37
As adjusted (non-GAAP)	$5.45	$5.65

(4)In fiscal year 2026, the company expects to incur approximately $53 ($40 after tax) of costs related to the GOJO acquisition..
(5)In fiscal year 2026, the company incurred $59 ($45 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.

The following table provides reconciliation of adjusted EBIT (non-GAAP) to earnings before income taxes, the most comparable GAAP measure:

	Reconciliation of earnings before income taxes to adjusted EBIT
	Three months ended
	3/31/2026	3/31/2025
Earnings before income taxes	$256	$254
Interest income	(4)	(2)
Interest expense	27	23
Acquisition and integration costs	7	—
Cyberattack costs, net of insurance recoveries	—	(35)
Digital capabilities and productivity enhancements investment	10	26
Adjusted EBIT	$296	$266

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share data
	Three months ended
	3/31/2026	3/31/2025
Net sales	$1,670	$1,668
Cost of products sold	948	924
Gross profit	722	744
Selling and administrative expenses	229	267
Advertising costs	177	207
Research and development costs	27	27
Interest expense	27	23
Other (income) expense, net	6	(34)
Earnings before income taxes	256	254
Income tax expense	65	63
Net earnings	191	191
Less: Net earnings attributable to noncontrolling interests	4	5
Net earnings attributable to Clorox	$187	$186

Net earnings per share attributable to Clorox
Basic net earnings per share	$1.54	$1.51
Diluted net earnings per share	$1.54	$1.50

Weighted average shares outstanding (in thousands)
Basic	121,363	123,367
Diluted	121,787	124,066

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales
	Three months ended
	3/31/2026	3/31/2025	% Change(1)
Health and Wellness	$629	$630	—%
Household	482	469	3
Lifestyle	277	306	(9)
International	285	263	8
Reportable segment total	1,673	1,668
Corporate and Other	(3)	—	(100)
Total	$1,670	$1,668	—%

	Segment adjusted EBIT
	Three months ended
	3/31/2026	3/31/2025	% Change(1)
Health and Wellness	$158	$169	(7)%
Household	74	61	21%
Lifestyle	60	60	—%
International	36	31	16%
Reportable segment total	328	321
Corporate and Other	(32)	(55)
Interest income	4	2
Interest expense	(27)	(23)
Acquisition and integration costs (2)	(7)	—
Cyberattack costs, net of insurance recoveries (3)	—	35
Digital capabilities and productivity enhancements investment (4)	(10)	(26)
Earnings before income taxes	$256	$254	1%

(1)Percentages based on rounded numbers.
(2)Represents expenses related to the company's acquisition and integration of GOJO Industries of $7 ($5 after tax) for the three months ended March 31, 2026
(3)Represents cyberattack insurance recoveries of $35 ($26 after tax) for the three months ended March 31, 2025.
(4)Represents expenses related to the company's digital capabilities and productivity enhancements investment of $10 ($7 after tax) and $26 ($20 after tax) for the three months ended March 31, 2026 and 2025, respectively.

Condensed Consolidated Balance Sheets
Dollars in millions
	3/31/2026	6/30/2025	3/31/2025
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,187	$167	$226
Receivables, net	671	821	597
Inventories, net	588	523	635
Prepaid expenses and other current assets	205	97	132
Total current assets	2,651	1,608	1,590
Property, plant and equipment, net	1,235	1,267	1,245
Operating lease right-of-use assets	355	333	349
Goodwill	1,229	1,229	1,222
Trademarks, net	502	502	501
Other intangible assets, net	49	64	68
Other assets	415	558	537
Total assets	$6,436	$5,561	$5,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$1,591	$4	$54
Current operating lease liabilities	85	87	85
Accounts payable and accrued liabilities	1,479	1,828	2,016
Total current liabilities	3,155	1,919	2,155
Long-term debt	2,487	2,484	2,483
Long-term operating lease liabilities	323	305	322
Other liabilities	356	351	341
Deferred income taxes	23	20	21
Total liabilities	6,344	5,079	5,322
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—
Common stock	131	131	131
Additional paid-in capital	1,315	1,319	1,304
Retained earnings	223	432	99
Treasury stock	(1,584)	(1,404)	(1,331)
Accumulated other comprehensive net (loss) income	(152)	(157)	(176)
Total Clorox stockholders’ (deficit) equity	(67)	321	27
Noncontrolling interests	159	161	163
Total stockholders’ equity	92	482	190
Total liabilities and stockholders’ equity	$6,436	$5,561	$5,512